Exhibit 99.1

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Susan W. Specht, MBA Director, Corporate Communications (206) 442-6592	Michael Fitzpatrick Associate Director, Corporate Communications (206) 442-6702

FOR IMMEDIATE RELEASE

ZymoGenetics Secures $100 Million Funding Commitment

- Conference call to be held June 30 at 10:30 a.m. Eastern Time -

SEATTLE—June 30, 2008—ZymoGenetics, Inc. (NASDAQ: ZGEN), today announced that it has received a $100 million funding commitment from Deerfield Management, a leading healthcare investment organization and a significant ZymoGenetics’ shareholder. The funds can be drawn at any time over the next 18 months at ZymoGenetics’ discretion. Funds drawn, together with accrued interest, will be repayable five years from entering into the funding arrangement and can be repaid without penalty at any time at the company’s sole discretion.

“This transaction significantly increases our financial strength and provides capital that we’ll use to build our RECOTHROM® business, including the potential development of RECOTHROM line extension products,” said Bruce L.A. Carter, Ph.D., chief executive officer of ZymoGenetics. “We’re pleased with this vote of confidence from Deerfield, a highly knowledgeable and successful healthcare investment firm.”

Under the terms of the arrangement, Deerfield has committed $100 million that can be drawn by ZymoGenetics in $25.0 million tranches. Each tranche will entitle Deerfield to a royalty equal to 2% of RECOTHROM net sales. In addition, ZymoGenetics will issue Deerfield 1.5 million warrants exercisable at $10.34 at the time of the first draw and 1.0 million warrants upon each subsequent draw exercisable at a 25% premium to the average sale price for a previous 15-day period. All warrants will have a 6 year term and the company has agreed to register with the Securities and Exchange Commission the common stock issuable under the warrants. Interest will accrue on drawn capital at a compounded rate of 4.9% and be due along with outstanding principal in June 2013, subject to acceleration in specified circumstances. ZymoGenetics can repay borrowed amounts in whole or in part at any time, without penalty, and all associated interest and royalty obligations will cease upon repayment. Deerfield received a $1 million transaction fee upon entering into the arrangement.

“We believe that this transaction with Deerfield is structured to benefit our shareholders in several ways,” said James Johnson, chief financial officer of ZymoGenetics. “ZymoGenetics gains access to a significant amount of capital at a competitive cost; there is flexibility in amount, timing and duration of borrowings; and shareholder dilution is minimized. Assuming success in building the market for RECOTHROM and in carrying out our business development objectives, this added capital should fund our company well into the future.”

Conference Call and Webcast Information

A ZymoGenetics conference call to discuss the funding arrangement and its expected impact on the Company’s financial condition and performance will be held on June 30, 2008 at 10:30 a.m. Eastern Time and may be accessed at www.zymogenetics.com or by dialing 877-407-0778 (International: 201-689-8565). Participants should dial in to the call approximately 10 minutes prior to the scheduled start time to register. A live webcast of the presentation can be accessed by going to: www.zymogenetics.com. The webcast will be archived for 30 days.

For replay, please visit www.zymogenetics.com or use the following information:

•	U.S. callers: 877-660-6853

•	International callers: 201-612-7415

Replay passcode account #: 286

Conference ID #: 289507

About ZymoGenetics

ZymoGenetics discovers and develops novel protein therapeutics that are based on the Company’s research and biological insights into key disease pathways. The Company developed and markets RECOTHROM® Thrombin, topical (Recombinant), which is the first recombinant, plasma-free thrombin. Other product candidates span a wide array of clinical opportunities that include cancer, autoimmune and viral diseases. ZymoGenetics intends to commercialize product candidates through internal development, collaborations with partners, and out-licensing of patents from its extensive patent portfolio. For further information, visit www.zymogenetics.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of ZymoGenetics. These statements are not guarantees of future actions or performance and involve risks and uncertainties that are difficult to predict. ZymoGenetics’ actual performance and the timing and outcome of actions may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with our unproven product sales and marketing abilities, discovery strategy, preclinical and clinical development, strategic partnering, regulatory oversight, intellectual property claims and litigation and other risks detailed in the company’s public filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2007. Except as required by law, ZymoGenetics undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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